EXHIBIT 19

   Amendment No. 5 dated as of January 1, 1996 to Agreement of Limited
                      Partnership of the Purchaser

                        AMENDMENT NO. 5
                              TO
               AGREEMENT OF LIMITED PARTNERSHIP
                              OF
                  DWG ACQUISITION GROUP, L.P.


          Amendment No. 5, dated as of January 1, 1996 ("Amendment No.

5"), to the Agreement of Limited Partnership of DWG Acquisition Group,

L.P., as amended, by and among Nelson Peltz and Peter W. May, as general partners (the "General Partners"), and Leon Kalvaria, as limited partner

(the "Limited Partner").


          DWG Acquisition Group, L.P. (the "Partnership") was formed as a limited partnership in accordance with the Delaware Revised Uniform

Limited Partnership Act (6 DEL. C. <section> 17-101, ET SEQ.) pursuant to an Agreement of Limited Partnership of the Partnership dated as of

September 25, 1992, as amended by Amendment No. 1 dated as of November

15, 1992, Amendment No. 2 dated as of March 1, 1993, Amendment No. 3 dated as of April 14, 1993 and Amendment No. 4 dated January 1, 1995 (as so amended, the "Partnership Agreement").

          NOW, THEREFORE, the General Partners and the Limited Partner,

in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

          1.   Capitalized terms used herein but not otherwise defined

herein shall have the respective meanings ascribed thereto in the

Partnership Agreement.

          2.   The first sentence of Section 19.1 of the Partnership

Agreement is hereby amended to read, in its entirety, as follows:

               "On the earliest to occur of (a) the date on which the Limited Partner gives the Partnership a written notice electing to sell his partnership interest in the Partnership, or (b) June 30, 1997 (such earliest date is hereinafter referred to as the date of "Termination"), the Limited Partner (or his estate, as the case may be) shall sell to the Partnership, and the Partnership shall purchase, all of the Limited Partner's partnership interest in the Partnership on the date of Termination at a purchase price equal to the Payout Amount (as hereinafter defined).

          3.   Except as specifically set forth in this Amendment No. 5,

the Partnership Agreement shall remain unmodified and in full force and effect and is hereby ratified, as amended by this Amendment No. 5.

          4.   This Amendment No. 5 shall be governed by, and construed

in accordance with, the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment No. 5 as of the day and year first above written.


                              GENERAL PARTNERS:


                              /S/ NELSON PELTZ
                                 ------------------------------
                                 Nelson Peltz


                              /S/ PETER W. MAY
                                 ------------------------------
                                 Peter W. May


                              LIMITED PARTNER:



                              /S/ LEON KALVARIA
                                 ------------------------------
                                 Leon Kalvaria